Exhibit 99.05
                               Kilowatt-Hour Sales
                              (In Millions of KWHs)


                                     3 months ended September                         9 months ended September
                             -----------------------------------------      ---------------------------------------------
As Adjusted (See Notes)         2005            2004          Change            2005              2004          Change
                                ----            ----          ------            ----              ----          ------
Kilowatt-Hour Sales-
Total Sales                    57,144          52,794          8.2%            150,385           147,165          2.2%

Total Retail Sales-            46,377          43,905          5.6%            121,558           120,087          1.2%
Residential                    16,791          15,074         11.4%             39,637            38,955          1.7%
Commercial                     15,183          14,274          6.4%             39,503            38,777          1.9%
Industrial                     14,148          14,300         -1.1%             41,665            41,600          0.2%
Other                             255             257         -0.8%                753               755         -0.2%

Total Wholesale Sales          10,767           8,889         21.1%             28,827            27,078          6.5%


                                     3 months ended September                         9 months ended September
                             -----------------------------------------      ---------------------------------------------
As Reported (See Notes)         2005            2004          Change            2005              2004          Change
                                ----            ----          ------            ----              ----          ------
Kilowatt-Hour Sales-
Total Sales                    57,144          52,794          8.2%            150,385           147,165          2.2%

Total Retail Sales-            46,377          43,905          5.6%            121,558           120,087          1.2%
Residential                    16,791          15,074         11.4%             39,637            38,955          1.7%
Commercial                     15,183          13,995          8.5%             39,503            38,017          3.9%
Industrial                     14,148          14,579         -3.0%             41,665            42,360         -1.6%
Other                             255             257         -0.8%                753               755         -0.2%

Total Wholesale Sales          10,767           8,889         21.1%             28,827            27,078          6.5%


Notes
-----

- In 2005, some Georgia Power industrial customers were reclassified from industrial to commercial to be consistent with the rate structure approved by the Georgia Public Service Commission. For presentation purposes, the "As Adjusted" chart reclassifies 2004 KWHs for commercial and industrial customers to be consistent with the 2005 presentation.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.